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                                                                     Exhibit 4.2


UNIT NO.               DAYTON GENERAL SYSTEMS, INC.                      UNITS

      INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA
                                UNIT CERTIFICATE

        EACH UNIT COMPOSED OF TWO SHARES OF COMMON STOCK AND ONE COMMON
                             STOCK PURCHASE WARRANT

THIS IS TO CERTIFY that

or registered assigns, is the registered holder of the number of Units ("Units") set forth above, each of which represents two shares of Common Stock, no par value ("Common Stock"), of Dayton General Systems, Inc. (the "Company"), and one Common Stock Purchase Warrant ("Warrant"). The shares of Common Stock and the Warrant included in each Unit are referred to hereinafter as the "Securities." Each Warrant entitles the holder to purchase one share of the Company's Common Stock, at an exercise price of $6.50, subject to adjustment as set forth in the Warrant Agreement dated _______________ between the Company and The Fifth Third Bank (the "Warrant Agreement"), at any time after the Securities become separately transferable through _________________, 2003.

         The Securities may not be traded separately until ___________________ or until such earlier date as may be specified upon the mutual agreement of the Company and J.V. Delaney & Associates in their sole discretion. At any time after the Securities are separately transferable, this Unit Certificate is exchangeable upon surrender by its registered holder to The Fifth Third Bank (the "Transfer Agent") for one or more certificates, representing in the aggregate the number of shares of Common Stock comprising the Units represented hereby, and one or more certificates, representing in the aggregate the number of Warrants comprising the Units represented hereby.

         The Company agrees at all times to reserve or hold available a sufficient number of shares of Common Stock to cover the number of shares of Common Stock issuable upon the exchange of this Certificate and the exercise of the Warrants included herein. This Unit Certificate entitles the holder hereof to such rights, if any, as may pertain to the shares of Common Stock and Warrants contained herein. This Unit Certificate is exchangeable at any time upon the surrender hereof by the registered holder to the Transfer Agent for one or more new Unit Certificates of like tenor and date representing in the aggregate the number of Units represented hereby.

         The Company may deem and treat the registered holder of this Unit Certificate at any time as the absolute owner hereof and of the Securities for all purposes and shall not be affected by any notice to the contrary. The Warrants covered by this Certificate are subject to the terms of the Warrant Agreement, a copy of which is available at the executive offices of the Company. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made thereto for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder. This Unit Certificate shall not be valid or obligatory for any purpose unless countersigned by the Transfer Agent.

         IN WITNESS WHEREOF, the Company has caused this Unit Certificate to be executed by its duly authorized officers.

                                    DAYTON GENERAL SYSTEMS, INC.

Dated:

                                    By:
                                       --------------------------------
                                       PRESIDENT

                                    By:
                                       --------------------------------
                                       SECRETARY

COUNTERSIGNED AND REGISTERED:

THE FIFTH THIRD BANK
38 FOUNTAIN SQUARE PLAZA
CINCINNATI, OHIO 45263
Transfer Agent and Registrar

By:
   ----------------------------
     AUTHORIZED SIGNATURE


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                          DAYTON GENERAL SYSTEMS, INC.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants          UNIF GIFT MIN ACT -          Custodian
          in common                              ----------          -----------
                                                    (Cust)              (Minor)

TEN ENT - as tenants
          by the entireties

                                        under Uniform Gift to Minors
                                        Act
                                           -------------------------
                                                   (State)

JT TEN - as joint tenants
         with right of
         survivorship and not
         as tenants in common

                              UNIF TRF MIN ACT -        Custodian (until age
                                                --------
                                                 (Cust)

                                                         under Uniform
                                                --------
                                                 (Minor)

                                        Transfers to Minors Act
                                                                -------
                                                                (State)

     Additional abbreviations may also be used though not in the above list.

For Value received,                 hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

-----------------------------------------------------------

-----------------------------------------------------------

-----------------------------------------------------------

        (NAME AND ADDRESS OF TRANSFEREE SHOULD BE PRINTED OR TYPEWRITTEN)


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--------------------------------------------------------------------------------
Units

represented by the within Certificate and do hereby irrevocably constitute and appoint

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Attorney

to transfer the said units on the books of the within-named Company with full power of substitution in the premises.

Dated
      ---------------------------

                                              --------------------------------
                                                   SIGNATURE

Signature(s) Guaranteed

By
  ---------------------------------

         THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (bank, stockbroker, savings and loan association or credit union) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.


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